                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                        COMMUNITRONICS OF AMERICA, INC.
                       ---------------------------------
              (Exact Name of Company as specified in its charter)


            Utah                                           87-0285684
   ------------------------                         ------------------------
   (State of Incorporation)                         (IRS Employer ID Number)



                27955 Hwy. 98, Suite WW, Daphne, Alabama 36526
               ------------------------------------------------
                   (Address of principal executive offices)


                         CONSULTING AGREEMENT BETWEEN
                      COMMUNITRONICS OF AMERICA, INC. AND
                                DAVID H. POPPER
                              --------------------
                         (Full title of the Agreement)

                         David R. Pressler, President
                        COMMUNITRONICS OF AMERICA, INC.
                        12001 Science Drive, Suite 140
                            Orlando, Florida 32826
                           ------------------------
                    (Name and address of agent for service)

                  Company's telephone number: (251) 625-6426
                                              --------------

                        CALCULATION OF REGISTRATION FEE



  Title of         Amount      Proposed Maximum     Proposed Maximum      Amount of
Securities to      to be        Offering Price         Aggregate         Registration
be Registered    Registered       Per Share(1)      Offering Price(1)         Fee
-------------    ----------    ----------------    ------------------    ------------
Common Stock      4,000,000          $0.01              $40,000          $100 Minimum Fee
par value $0.01

  (1)  Estimated solely for the purpose of calculating the registration fee pursuant to
          Rule 457.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     Note: The document(s) containing the information concerning the Agreement between COMMUNITRONICS OF AMERICA, INC. (the "Company"), and David
H. Popper dated as of June 3, 2002, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

     a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

     b. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002; and

     c. The Company's Current Reports on Forms 8-K subsequent to December 31, 2001, and up to and including the date of filing of this Registration statement.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in our registration statement under the Exchange Act, and is incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     J. Bennett Grocock, counsel to the Registrant owns 4,000,000 common shares of the Registrant.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the laws of the State of Utah. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

Exhibit Number      Description
--------------          ------------

4.1 Agreement between Communitronics of America, Inc., and David H. Popper dated as of June 3, 2002.

5                   Opinion of Counsel.

23.1                Consent of Accountants.

23.2                Consent of Counsel (Included in Exhibit 5).


ITEM 9.  UNDERTAKINGS.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spanish Fort, State of Alabama, on this 3rd day of June, 2002.

                              COMMUNITRONICS OF AMERICA, INC.


                                          /S/ DAVID R. PRESSLER
                              By: ________________________________
                                         David R. Pressler, President

                               POWER OF ATTORNEY

     The undersigned directors and officers of COMMUNITRONICS OF AMERICA, INC. hereby constitute and appoint David R. Pressler, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                         Date

 /S/ DAVID R. PRESSLER
_______________________   Chairman of the Board of Directors,
David R. Pressler         Chief Executive Officer and President   June 3, 2002


 /S/ JAMES H. FLANAGAN
_______________________   Director
James H. Flanagan                                                 June 3, 2002


 /S/ F. WESLEY MIDDLETON
_______________________   Director
F. Wesley Middleton                                               June 3, 2002

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         COMMUNITRONICS OF AMERICA, INC.
              (Exact name of Issuer as specified in its charter)

EXHIBIT INDEX


Exhibit Number           Description
---------------         -------------

4.1                     Agreement between Communitronics of America, Inc.
                        and David H. Popper dated as of June 3, 2002.

5                       Opinion of Counsel.

23.1                    Consent of Accountants.

23.2                    Consent of Counsel (Included in Exhibit 5).